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                                    AGREEMENT

         The undersigned hereby agrees that this statement on Schedule 13D with respect to beneficial ownership of shares of common stock of Barry's Jewelers, Inc., a Delaware corporation is filed jointly on behalf of each of them.

Dated:  May 10, 1996


                                       NETWORK FUND III, LTD.



                                       By:     /s/ John W. Gildea
                                           -------------------------------
                                               John W. Gildea
                                               Chairman



                                               /s/ John W. Gildea
                                           -------------------------------
                                               John W. Gildea



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